UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2010

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) ShoreTel, Inc. (“ShoreTel”) held its Annual Meeting of Stockholders on November 3, 2010 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter and with respect to the election of directors were as indicated:

(1) Holders of ShoreTel’s common stock voted to elect two directors, each to serve until his or her successor has been elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Vote
Mark F. Bregman	34,291,194	1,518,971	7,511,987
Edward F. Thompson	34,280,994	1,529,171	7,511,987

(2) Holders of ShoreTel’s common stock voted to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending June 30, 2011:

Shares voted in favor:	43,259,341
Shares voted against:	62,811
Shares abstaining:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.
Date: January 27, 2011	By:	/s/ Michael E. Healy
Name: Michael E. Healy
Title: Chief Financial Officer